SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2012

SMSA Humble Acquisition Corp.
 (Exact name of registrant as specified in Charter)

Nevada	000-54095	27-2969191
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)
1601 Elm Street, Suite 4600, Dallas, TX 75201
(Address of Principal Executive Offices)

5521 Riviera Drive, Coral Gables, FL 33146
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement, was made.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 5.01                      CHANGES IN CONTROL OF REGISTRANT

On December 10, 2012, Pierre Galoppi, our sole officer and director, entered into a stock purchase agreement, (the “Stock Purchase Agreement”), with Patrick D. Souter (the “Purchaser”), pursuant to which the Purchaser acquired from Mr. Galoppi 9,490,000 shares of our common stock for $9,490.00 or, $.001 per share.

       The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the document filed as Exhibit 2.1 to this report, which is incorporated by reference herein.

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 10, 2012 and in connection with the closing of the transaction contemplated by the Stock Purchase Agreement, Pierre Galoppi, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately.  The resignation of Mr. Galoppi was not in connection with any known disagreement with us on any matter.

On December 10, 2012, Patrick D. Souter was elected as our Chief Executive Officer, President, Secretary, and Chief Financial Officer. Mr. Souter was also elected as a member of the Board of Directors.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith are the following exhibits:

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated December 10, 2012, between Pierre Galoppi and Patrick D. Souter

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA Humble Acquisition Corp.

By:/s/ Patrick D. Souter
President

Dated: December 13, 2012